UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2013

M/A-COM Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street Lowell, Massachusetts		01851
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 656-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On November 5, 2013, M/A-COM Technology Solutions Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Micro Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Purchaser”), and Mindspeed Technologies, Inc., a Delaware corporation (“Mindspeed”), pursuant to which the Company will acquire Mindspeed. Mindspeed is a supplier of semiconductor solutions for communications infrastructure applications. The boards of directors of the Company and Mindspeed have approved the transaction.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Purchaser will commence a cash tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.01, of Mindspeed (the “Shares”) at a purchase price of $5.05 per Share, net to the seller in cash, without interest, less any applicable withholding taxes. Purchaser agreed to commence the Offer as promptly as reasonably practicable but no later than ten business days after the date of the Merger Agreement, and the Offer must remain open for twenty business days, subject to certain extensions of the Offer as set forth in the Merger Agreement. Upon completion of the Offer and subject to the terms and conditions of the Merger Agreement, Purchaser will merge with an into Mindspeed (the “Merger”), with Mindspeed surviving as a wholly-owned subsidiary of the Company.

The Offer and the Merger are subject to the satisfaction of certain closing conditions, including, among others, that (a) there is validly tendered (and not validly withdrawn) the number of Shares which, when added to any Shares owned by the Company or any of its subsidiaries, would represent at least a majority of the outstanding Shares of Mindspeed, (b) the waiting periods applicable to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and similar foreign merger control laws have expired or terminated, and (c) other customary conditions as set forth in Annex A to the Merger Agreement have been satisfied or waived.

The Merger will be effected pursuant to Section 251(h) of the Delaware General Corporation Law, with no stockholder vote required to consummate the Merger. At the effective time of the Merger, each Share issued and outstanding immediately prior to the such effective time (other than (i) Shares then held by the Company, Purchaser, Mindspeed or their respective subsidiaries, (ii) Shares that are held by any stockholders of Mindspeed who properly demand appraisal in connection with the Merger and (iii) shares of unvested restricted stock of Mindspeed assumed by the Company in connection with the Merger) will be cancelled and retired, will cease to exist and will be converted into the right to receive an amount in cash equal to the same amount in cash per Share that is paid pursuant to the Offer, without interest, less any applicable withholding taxes.

The Merger Agreement contains customary representations and warranties and covenants for a transaction of this nature, including covenants regarding the operation of the business of Mindspeed prior to the closing of the Merger. The Merger Agreement also contains certain termination rights for each of the Company and Mindspeed subject to the conditions set forth in the Merger Agreement, and in certain circumstances, Mindspeed may be required to pay the Company a termination fee of $9.5 million.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Purchaser or Mindspeed, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Merger. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Purchaser and Mindspeed.

Amendment to Revolving Credit Facility

On November 5, 2013, the Company entered into Amendment No. 1 to Amended and Restated Credit Agreement (the “Amendment”) with the lenders party thereto and JPMorgan Chase Bank, N.A, as Administrative Agent for the lenders, pursuant to which the Company’s revolving credit facility was amended to allow for certain indebtedness of Mindspeed to remain outstanding after the consummation of the Merger.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 8.01. Other Events.

On November 5, 2013, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Additional Information

The tender offer for the outstanding shares of common stock of Mindspeed described in this Current Report on Form 8-K and the exhibits attached hereto has not yet commenced. This report is not an offer to purchase any shares of Mindspeed or a solicitation of an offer to sell securities. At the time the tender offer is commenced, the Company and Purchaser will file a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the Securities and Exchange Commission (“SEC”), and Mindspeed will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Such materials will be made available to Mindspeed stockholders at no expense to them. In addition, such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated November 5, 2013, by and among M/A-COM Technology Solutions Holdings, Inc., Micro Merger Sub, Inc. and Mindspeed Technologies, Inc.*

10.1	Amendment No. 1 to Amended and Restated Credit Agreement, dated November 5, 2013, by and among M/A-COM Technology Solutions Holdings, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press Release dated November 5, 2013.

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K under the Securities Exchange Act of 1934, as amended. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: November 5, 2013	By:	/s/ Conrad Gagnon
Conrad Gagnon
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated November 5, 2013, by and among M/A-COM Technology Solutions Holdings, Inc., Micro Merger Sub, Inc. and Mindspeed Technologies, Inc.*

10.1	Amendment No. 1 to Amended and Restated Credit Agreement, dated November 5, 2013, by and among M/A-COM Technology Solutions Holdings, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press Release dated November 5, 2013.

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K under the Securities Exchange Act of 1934, as amended. We hereby undertake to supplementally furnish copies of any omitted schedules to the SEC upon request.